Exhibit 99.2

   © Intersections Inc. All Rights Reserved 2016  Shaping the future through personalized, data-driven technologies   Second Quarter 2016 Investor UpdateAugust 9, 2016

 Forward-Looking Statements    Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the timing and success of new product launches, including our Identity Guard®, Voyce® and Voyce Pro™ platforms, and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring impairment charges on goodwill and/or assets, including assets related to our Voyce® products; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

 Company Overview  Personal Information Services (Identity Guard®): Identity Guard® offers identity theft, privacy protection and credit monitoring services for consumers to understand, monitor, manage, and protect their personal information and privacy. This segment also offers breach response services to organizations responding to compromises of sensitive personal information.Pet Health Monitoring Services (Voyce®):Voyce® offers a health and wellness management platform that connects pets and their owners, veterinarians, and other caregivers with pet health monitoring data, pet health related content, and information management tools.  Further information about our other reportable segments, Insurance and Other Consumer Services and Bail Bonds Industry Solutions can be found in our Form 10-Q.  Intersections Inc. (NASDAQ: INTX)Provider of innovative, data-driven solutions that help consumers manage risks and make better informed life decisions.   Founded: 1996Public Since: 2004Headquarters: Chantilly, VA

 Identity Guard® Update  $13.8 million direct-to-consumer Identity Guard® second quarter 2016 revenue compared to $14.1 million in first quarter 2016 and $13.8 million in the second quarter 2015.394 thousand U.S. subscribers (June 30, 2016).5.3% subscriber growth compared to December 31, 2015.$24.5 million second quarter revenue from subscribers acquired through U.S. financial institutions.757 thousand subscribers (June 30, 2016) decreased at an average rate of 1.2% per month during the second quarter which we believe continues to represent a normal attrition rate given ceased marketing and retention efforts.$3.2 million USD Canada business second quarter 2016 revenue, up 6.8% from first quarter 2016 and down 38.2% from second quarter 2015.Revenue and subscribers were negatively impacted by the cancellation of two financial institution subscriber portfolios in the first half of 2015.Our Canadian marketing relationship is being transitioned to a new marketing partner starting in August 2016 with expected completion in early 2017.  Provides prevention, detection & resolution products and services to help subscribers protect their personal information from misuse.

Voyce® Update

voyce®


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Voyce® provides data-driven technology to manage canine wellbeing through the use of a Health Monitor and interactive wellness management system.

- Continued expansion of relationships with veterinarian hospitals across the U.S. that offer Voyce Pro™ services to their patients, including leading teaching hospitals and national veterinary practices.
- Expanded business development and client relationship teams to work with veterinary hospitals and our U.S. distribution partner, Patterson Veterinary.
- Continued expansion of our research and development team and capabilities led by Albert J. Di Rienzo as Executive Vice President, Research and Development.
- During the term of our Credit Agreement, additional capital needs of our Voyce® business must be funded from cash it generates from operations or from new equity capital raised by our i4c subsidiary, subject to certain limitations. We are considering various possible financing options that may be available to us to ensure the continued funding of its current business plan.

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INTERSECTIONS INC.

 The decrease in Core Business adjusted EBITDA compared to the prior year periods is the result of lower revenue from our financial Institution clients and Canadian business due to ceased marketing and prior cancellations of certain subscriber portfolios in the first half of 2015, partially offset by lower operating expenses.Adjusted EBITDA (loss) for our Voyce business is consistent with the prior year periods as we continue to expand our business development and client relationship teams to build and support relationships with veterinarian practices and hospitals to offer our Voyce Pro™ service offerings.Cash flows (used in) operations was $(3.6) million for the second quarter 2016, compared to cash flows provided by operations of $1.4 million for the second quarter 2015. The decrease in cash flows from operations is primarily the result of cancellations of certain subscriber portfolios by U.S. and Canadian financial institution clients in the second quarter 2015 and an increase in accounts receivable, which was collected subsequent to June 30, 2016.Cash and cash equivalents at quarter end include $10.7 million held in the accounts of our Pet Health Monitoring business. Note (a): Adjusted EBITDA (loss) refers to adjusted EBITDA (loss) before share related compensation and non-cash impairment charges. See reconciliation of non-GAAP financial measures in the back of this presentation.Note (b): “Core Business” comprises all the business of Intersections Inc. with the exception of its Pet Health Monitoring Services business.  Q2 2016 Financial Highlights

 Identity Guard® continues to be our flagship platform for growth with a 5.3% subscriber base increase since December 31, 2015.Two financial institution client losses in the first half of 2015 negatively impacted our Canadian business. Our marketing relationship is being transitioned to a new marketing partner starting in August 2016 with expected completion in early 2017.U.S. financial institution subscribers declined 7.5% since December 31, 2015, or 1.2% per month, a rate we believe represents normal attrition.Note (c): In the first quarter of 2016, we reclassified 11 thousand subscribers that receive our breach response services, and the associated revenue, from the Financial Institutions category into the Identity Guard® category. We exclude the reclassification from our calculations of the subscriber decrease and increase in our Financial Institution and Identity Guard® categories, respectively.  Q2 2016 Financial Highlights – Subscribers

 Identity Guard® revenue grew 5.4% compared to the first six months of 2015 as a result of the net increase in the subscriber base.Two financial institution client losses in the first half of 2015 negatively impacted our Canadian business. Our marketing relationship is being transitioned to a new marketing partner starting in August 2016 with expected completion in early 2017.U.S. financial institution revenue declines compared to the prior year are the result of client cancellations in the first half of 2015 and normal attrition. Revenue from other business units was negatively impacted by ceased marketing by our clients of insurance and membership services partially offset by revenue from products and services offered by our Habits at Work™ business.  Q2 2016 Financial Highlights – Revenue

 Reconciliation of consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges:  Reconciliation of Non-GAAP Financial Measures  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.  Note (b): “Core Business” comprises all the business of Intersections Inc. with the exception of its Voyce business.

 Reconciliation of consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges:  Reconciliation of Non-GAAP Financial Measures, continued  Please see the company’s release and website at www.intersections.com for additional details on quarterly results.  Beginning in the second quarter of 2016, we present consolidated adjusted EBITDA before share related compensation and non-cash impairment charges as it is defined in the Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, Please see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Form 10-Q.Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.

THANK YOU



Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com

Investor Relations
Ron Barden, CFO
IR@intersections.com
Tel: 703.488.6100